As filed with the Securities and Exchange Commission on August 3, 2026.
Registration No. 333-297284
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
newcleo plc*
(Exact name of registrant as specified in its charter)

England and Wales	4911	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

55 South Audley Street
London, W1K 2QH
United Kingdom
+39 011 5139700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
newcleo Americas LLC
350 Fifth Avenue, Suite 4815
New York, New York 10118
+1 (929) 838-9242
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Yasin Keshvargar Michael Senders Derek Dostal Claudia Carvajal Lopez Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Giovanni Caruso Ronelle Porter Terry Bokosha Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the business combination described in the enclosed proxy statement/prospectus.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
*
We intend to alter the legal status of the registrant under the laws of England and Wales from a private limited company by registering as a public limited company and changing its name from NewCleo Ltd. to newcleo plc prior to the completion of the Business Combination (as defined herein). The term newcleo plc in the prospectus which forms a part of this registration statement refers to NewCleo Ltd. For more information, see the section entitled “The Business Combination—Overview of the Transactions Contemplated by the Business Combination Agreement—Company Capital Restructuring” in the proxy statement/prospectus which forms a part of this registration statement.

EXPLANATORY NOTE
The sole purpose of this Amendment No. 2 to Registration Statement on Form F-4 (Registration No. 333-297284) is to file certain exhibits to the registration statement as indicated in Item 21 of Part II of this amendment. No change is made to Part I or Part II of the registration statement, other than Item 21 of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II, the signature pages of the registration statement and the exhibits filed herewith.
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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1(1)*
Business Combination Agreement, dated as of May 26, 2026, by and among NewHold Investment Corp III, NewCleo Ltd., newcleo1 Ltd. and newcleo2 Ltd. (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).

2.2	Form of Plan of Merger, by and between NewHold Investment Corp III and newcleo1 Ltd.
3.1*	Articles of Association of NewCleo Ltd.
3.2	Form of Amended and Restated Articles of Association of newcleo plc (to be adopted and effective upon the consummation of the Business Combination).
3.3*
Amended and Restated Memorandum and Articles of Association of SPAC (incorporated by reference to Exhibit 3.1 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on March 5, 2025).

4.1*
Specimen Unit Certificate of SPAC (incorporated by reference to Exhibit 4.1 to SPAC’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-284114) filed with the SEC on February 19, 2025).

4.2*
Specimen Ordinary Share Certificate of SPAC (incorporated by reference to Exhibit 4.2 to SPAC’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-284114) filed with the SEC on February 19, 2025).

4.3*	Specimen Warrant Certificate of SPAC (included in Exhibit 4.4).
4.4*
Warrant Agreement, dated February 27, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to SPAC’s Current Report on Form 8-K filed with the SEC on March 5, 2025).

4.5*
Registration Rights Agreement, dated February 27, 2025, by and among SPAC and certain security holders (incorporated by reference to Exhibit 10.2 to SPAC’s Current Report on Form 8-K filed with the SEC on March 5, 2025).

4.6
Letter Agreement, dated February 27, 2025, by and among the Company, its officers, directors, and the Sponsor (incorporated by reference to Exhibit 10.5 to SPAC’s Current Report on Form 8-K filed with the SEC on March 5, 2025).

4.7*	Specimen Ordinary Share Certificate of newcleo plc.
4.8	Specimen Warrant Certificate of newcleo plc (included in Exhibit 4.9).
4.9	Form of Closing Warrant Agreement, to be entered into by and among the Company, SPAC, the SPAC Warrant Agent and the Company Warrant Agent.
5.1*	Opinion of CMS Cameron McKenna Nabarro Olswang LLP.
8.1*	Tax opinion of Loeb & Loeb LLP.
10.1*	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).
10.2*
Company Shareholder Support Agreement, dated May 26, 2026, by and among the Company, SPAC and the Sponsor (incorporated by reference to Exhibit 10.2 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).

10.3(1)*
Sponsor Support Agreement, dated May 26, 2026, by and among the Company, SPAC and the Sponsor (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).

10.4(1)*	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).
10.5(1)*	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.5 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).
10.8*	Framework Agreement, dated March 7, 2022, by and among ENEA and newcleo s.r.l.
10.9*	Shareholders Agreement, dated June 3, 2025, by and among JAVYS and newcleo s.r.o.
10.10*	English translation of the Unilateral Promise of Sale, dated November 5, 2025, by and between Département de l’Aube and newcleo Fuel Innovations SAS.
10.11*	Form of Deed of Indemnity.

Exhibit No.	Description
21.1*	List of Subsidiaries of newcleo plc.
23.1*	Consent of Grant Thornton.
23.2*	Consent of WithumSmith+Brown, P.C.
23.3*	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibit 5.1).
23.4*	Consent of Loeb & Loeb LLP (included in Exhibit 8.1).
24.1*	Powers of Attorney (included as part of the signature pages to the registration statement).
99.1	Form of Proxy Card for Extraordinary General Meeting of SPAC Shareholders.
99.2*	Consent of Suzy Taherian to be Named as a Director.
99.3*	Consent of Heinz Maeusli to be Named as a Director.
99.4*	PIPE Presentation (incorporated by reference to Exhibit 99.2 to SPAC’s Current Report on Form 8-K (File No. 001-42541) filed with the SEC on May 27, 2026).
99.5*	Consent of Jeffrey J. Lyash to be Named as a Director.
107*	Filing fee table.
*	Previously filed.
(1)
Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of August, 2026.

NewCleo Ltd.

By:	/s/ Stefano Buono
	Name:	Stefano Buono
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Stefano Buono	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2026
Stefano Buono

(*)	Group Chief Financial Officer (Principal Accounting and Financial Officer)	August 3, 2026
Jon Stranske

(*)	Deputy Chief Executive Officer, Chief Operating Officer and Director	August 3, 2026
Elisabeth Rizzotti

(*)	Director	August 3, 2026
Anne-François de Bourdoncle de Saint Salvy

(*)	Director	August 3, 2026
Raffaele Petrone

(*)	Director	August 3, 2026
Andrea Ruben Osvaldo Levi

(*)	Director	August 3, 2026
Manfredi Lefebvre d’Ovidio de Clunières di Balsorano

(*)

By:	/s/ Stefano Buono
	Name:	Stefano Buono
	Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of newcleo plc, has signed this registration statement on the 3rd day of August, 2026.

newcleo Americas LLC

By:	/s/ Stefano Buono
	Name:	Stefano Buono
	Title:	Chief Executive Officer

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